Exhibit 10.03

                                 LOAN AGREEMENT



                                  by and among



                  Mid-Power Service Corporation ("MP Service")
               and Mid-Power Resource Corporation ("MP Resource"),
                               together Borrowers,

                                       and

                              SCRS Investors, LLC,
                                   as Lender,





                             dated as of May 9, 2002

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT ("Agreement") is made as of the ninth day of May, 2002, by and between Mid-Power Service Corporation, a Nevada corporation, and Mid-Power Resource Corporation, a Nevada corporation (each a Borrower and together "Borrowers") and SCRS Investors, LLC, a Delaware limited liability company ("Lender").


                              W I T N E S S E T H:


         WHEREAS, Borrowers have requested that Lender loan to Borrowers the principal amount of twenty-five million, five hundred thousand dollars ($25,500,000); and

         WHEREAS, Lender has agreed to loan such amount to Borrowers, subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:



                                    ARTICLE I
                          AMOUNT AND TERMS OF THE LOAN

         1.1 Amount of Loan. Subject to the terms and conditions hereinafter set forth, Lender hereby agrees to loan to Borrowers an aggregate principal amount of $25,500,000 (the "Loan") on the terms and subject to the conditions hereinafter set forth.

         1.2 Disbursement Schedule. Lender shall disburse the principal amount borrowed by Borrowers as follows:

                  (a) five million, five hundred thousand dollars effective May 9, 2002;

                  (b) ten million dollars effective December 9, 2002; and

                  (c) ten million dollars effective June 1, 2003.

         1.3 Interest. Borrowers shall pay interest on the outstanding and unpaid principal amount disbursed of the Loan at the rate of ten percent (10%) per annum. Interest on the Loan shall accrue on the monies disbursed from the issuance date of the Loan and shall be computed on the basis of a 365- or 366-day year, as the case may be, and the actual number of days elapsed (including the first day, but excluding the last day) during the period for which such interest is payable.

         1.4 Promissory Note. The Loan to be made to Borrowers hereunder shall be evidenced by a promissory note, in substantially the form of Exhibit A hereto (the "Promissory Note").

         1.5 Repayment of the Loan.

                  (a) The Loan shall be repayable, with interest at 10% per annum on the amount actually advanced from and after the date of such respective advances, in 20 consecutive equal quarterly payments of principal and interest, commencing on the last day of December 2007 and continuing on the last day of each calendar quarter thereafter, until December 31, 2012, at which time all unpaid principal and accrued but unpaid interest shall be paid in full, all as more particularly set forth in the Promissory Note.

                  (b) Lender is hereby authorized at any time and from time to time, without notice to Borrowers, to set-off and apply any and all amounts at any time held and any indebtedness at any time owing by Lender to or for the account of Borrowers against any and all obligations of Borrowers now or hereafter existing under this Agreement or the Promissory Note.

         1.6 Prepayments. Borrowers shall have the right to prepay from time to time, in whole or in part, and without premium or penalty, the outstanding principal balance of the Loan, together with accrued interest thereon to the date of such prepayment.


         1.7 Additional Consideration for the Loan. As additional consideration for the Loan, within ten days after the execution of this Agreement MP Service shall issue and deliver to Lender 340,000 shares of restricted common stock of MP Service. Lender acknowledges that such shares constitute "restricted securities", as that term is defined under the Securities Act of 1933, as amended, and must be held for investment. Lender will execute and deliver to MP Service an investment letter confirming the foregoing and such additional representations as are usual and customary in order to provide MP Service with a reasonable factual basis for issuing such shares in reliance on exemptions from registration under the Securities Act.

                                   ARTICLE II
                          CONDITIONS PRECEDENT TO LOAN

         The obligation of Lender to make the Loan to Borrowers is subject to the condition precedent that Lender shall have received, on or before the date of this Agreement, each of the following, in form and substance satisfactory to
Lender:

         2.1 The Promissory Note. The Promissory Note duly executed by
Borrowers.

         2.2 Security Agreement. As security for the repayment of Lender's Loan to Borrowers, execution and deliver to and in favor of Lender of:

                  (a) a Security Agreement, substantially in the form of Exhibit B hereto, duly executed by Borrowers and granting to Lender a lien on and security interest in the personal property of MP Resources, including those associated with the gas properties located in Carbon and Emery Counties, Utah, and commonly referred to by the parties as the Clear Creek property, and any and all receivables by Borrowers from the Clear Creek property;

                  (b) one or more UCC-1 Financing Statements, in form suitable for filing in the applicable jurisdictions, duly executed by MP Resources; and

                  (c) a Deed of Trust and Security Agreement, substantially in the form of Exhibit C hereto, duly executed by Borrowers and granting to Lender a lien on and security interest in the interests of MP Resources in the Clear Creek gas real property located in Carbon and Emery Counties, Utah, together with any and all accounts receivable of MP Resources from the Clear Creek property.

         2.3 Additional Documentation. Such other documents, instruments, certificates and opinions as Lender may reasonably request.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF BORROWERS

         In order to induce Lender to enter into this Agreement and to make the Loan contemplated hereunder, each Borrower represents and warrants to Lender as follows:

         3.1 Due Organization; Authority of Borrowers. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and each Borrower is qualified to do business and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, operations and financial condition of Borrowers and their subsidiaries, taken as a whole. Each Borrower has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as currently conducted, and to execute, deliver and perform this Agreement and each of the other documents, agreements and instruments to be executed and delivered by it in accordance with or pursuant to this Agreement (collectively, the "Borrower Related Agreements"). The execution, delivery and performance of this Agreement and the Borrower Related Agreements have been duly and validly authorized by all necessary corporate action on the part of each Borrower. This Agreement and the Borrower Related Agreements have been duly executed and delivered by each Borrower which is a party thereto and each constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms against each Borrower, subject to the laws of general application from time to time in effect affecting creditors' rights and to the exercise of judicial discretion in accordance with general equitable principles.

         3.2 No Restrictions against Performance. Neither the execution, delivery nor performance of this Agreement or the Borrower Related Agreements, nor the consummation of the transactions contemplated hereby or thereby will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien (as defined below) or condition under (a) the articles of incorporation or bylaws of either Borrower;
(b) any federal, state or local law, statute, ordinance, regulation or rule that is applicable to either Borrower; (c) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which either Borrower is a party or by which either Borrower is or may be bound; or
(d) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization relating to or which affects the consummation of the transactions contemplated hereby of any governmental authority or by which either Borrower is or may be bound. The execution and delivery of this Agreement and the Borrower Related Agreements and the performance by each Borrower of the transactions contemplated hereby and thereby will not constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors. As used herein, the term "Lien" means all liens, liabilities, claims, security interests, mortgages, pledges, agreements, obligations, restrictions or other encumbrances of any nature whatsoever, whether absolute, legal, equitable, accrued, contingent or otherwise, including, without limitation, any rights of first refusal or any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         3.3 Third-Party and Governmental Consents. No approval, consent, waiver, order or authorization of, or registration, qualification, declaration or filing with, or notice to any governmental authority or other third party is required on the part of Borrowers, or either of them, in connection with the execution of this Agreement or the Borrower Related Agreements or the consummation of the transactions contemplated hereby or thereby.

         3.4 Compliance with Laws. Each Borrower has conducted and currently is conducting its business in compliance, in all material respects, with all applicable federal and state domestic and foreign laws, rules, regulations, judgments, orders and other legal requirements (including, but not limited to, those relating to environmental, safety and labor matters).

         3.5 Litigation. There are no claims, actions, suits, summonses, notices of violation, proceedings, investigations, or judicial or administrative actions, suits or proceedings pending or threatened against or relating to Borrowers, or either of them, this Agreement, or the transactions contemplated hereby, before any governmental authority, and neither Borrower has any knowledge of any facts or circumstances that may give rise to any of the foregoing nor any reason to believe there is a valid basis for any such claim, action, suit, summons, notice of violation, proceeding or investigation. Neither Borrower is the subject of any order, judgment, decree, injunction or stipulation of any governmental authority.

         3.6 No Defaults. Neither Borrower is in breach or default under any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which either Borrower is a party or by which either Borrower is or may be bound, nor have there been any assertions of such breach or default. No condition or event has occurred that, with the giving of notice or the passage of time, or both, would constitute a breach or default by Borrowers, or either of them, under any of the foregoing.

         3.7 No Event of Default. After giving effect to the transactions contemplated by this Agreement, no condition or event exists or will exist that constitutes or would constitute, after the giving of notice or the passage of time, or both, an Event of Default (as hereinafter defined).

         3.8 Location of Chief Executive Offices. The chief executive office and principal place of business of Borrowers are located at 3800 Howard Hughes Parkway, Suite 860, Las Vegas, Nevada 89109.

         3.9 Title to Clear Creek Property. Borrowers have received representations that Borrowers will have good, valid, marketable, legal and beneficial title to, and will be the lawful owners of, the Clear Creek property, free and clear of all Liens.

         3.10 Sufficiency of Assets. The properties and assets comprising the Clear Creek property include all machinery, equipment, tangible personal property, leases, rights-of-way and compliance with environmental regulations necessary for the production of gas reserves upon the completion of necessary additional drilling and related development, and the installation of required gas, production, gathering, processing and transportation facilities.

                                   ARTICLE IV
                                    COVENANTS

         Each Borrower agrees to the following terms, so long as Borrowers shall be indebted to Lender pursuant to this Agreement and the Promissory Note.

         4.1 Maintenance of Existence. Each Borrower shall preserve and maintain its existence and good standing in the state of Nevada and, if required, its qualification and good standing as a foreign corporation in the state of Utah.

         4.2 Sale, Consolidation or Merger. Neither Borrower will, directly or indirectly, sell, assign, lease or otherwise dispose of all or any significant portion of its assets to, or merge or consolidate with or into, or enter into any similar transaction with, any person or entity other than Lender or an affiliate of Lender or Red Star, Inc.

         4.3 No Transfer of or Liens on the Clear Creek Property. Except for a transfer to Lender or an affiliate of Lender, Mid-Power Resource Corporation will maintain good, valid, marketable, legal and beneficial title to, and will remain the lawful owner of, the Clear Creek property. Mid-Power Resource Corporation will not, directly or indirectly, sell, assign, transfer or otherwise dispose of, or create, incur, assume or suffer to exist any Lien on, all or any part of the Clear Creek property, all except (a) to Lender or an affiliate of Lender; (b) any sale, assignment, lease, transfer or other disposition or encumbrance of the Collateral (a "disposition"), other than (i) dispositions of property in the ordinary course of business (which does not include the disposition of major items of equipment, except to the extent such items of equipment are replaced by equivalent property), (ii) dispositions of property that is replaced by equivalent property, (iii) dispositions of property that is no longer useful in Debtor's operations; or (iv) for "Permitted Security Interests." When used herein, "Permitted Security Interest" means (w) any security interest arising by operation of law in the ordinary course of business and securing amounts not more than 90 days overdue; (x) security interests expressly permitted in writing by Lender; (y) easements, rights-of-way, servitudes, permits, surface leases and other rights affecting the surface that do not interfere with the use, operation, value or unrestricted alienability of the affected property and do not interfere with the ability of the Lender to enforce any rights under the Promissory Note or any Borrower Related Agreements nor in any way materially and adversely affecting the ongoing interests of Borrowers; and (z) purchase money security interests securing amounts no greater than $1,000,000 incurred in the ordinary course of business.

         4.4 Impairment of Security Interest. Borrowers will not, directly or indirectly, take or fail to take any action that would in any manner impair the value or enforceability of Lender's security interest in the Clear Creek property.


                                    ARTICLE V
                                EVENTS OF DEFAULT

         5.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  (a) Borrowers shall fail to pay, as and when due, any principal of or accrued interest on the Loan within five days after the date on which such payment is due;

                  (b) Borrowers shall fail to comply with any material provision of this Agreement, the Promissory Note, any of the security agreements executed in connection herewith, or any of the other Borrower Related Agreements, which failure shall remain uncured for a period of 30 days or more after receipt by Borrowers of notice thereof;

                  (c) any representation or warranty made by Borrowers in this Agreement, the Promissory Note, any of the security agreements executed in connection herewith, or any of the other Borrower Related Agreements, shall fail to be true and correct in all material respects;

                  (d) Borrowers, or either of them, shall make an assignment for the benefit of creditors;

                  (e) an order, judgment or decree shall be entered adjudicating Borrowers, or either of them, bankrupt or insolvent; or

                  (f) Borrowers shall commence proceedings under any bankruptcy or insolvency laws, or a third party shall commence such proceedings against Borrowers, or either of them, and such proceedings shall not be dismissed within 90 days after commencement.

         5.2 Remedies. Upon the occurrence of an Event of Default, or at any time thereafter that an Event of Default shall be continuing, Lender may, at its option (a) be relieved of any obligation to make further advances to Borrowers;
(b) declare the unpaid principal balance of the Promissory Note, together with interest accrued thereon, to be immediately due and payable, and proceed to enforce payment of the same; (c) exercise any of the remedies provided for under this Agreement or any of the security agreements executed by Borrowers in connection herewith; or (d) exercise any remedies available to Lender under applicable law.


                                   ARTICLE VI
                               GENERAL PROVISIONS

         6.1 Expenses. Each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of its agents, representatives, counsel and accountants) incidental to the negotiation, drafting and performance of this Agreement.

         6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement, the Promissory Note nor any of the other Borrower Related Agreements may be assigned without the prior written consent of Lender.

         6.3 Waiver. No provision of this Agreement shall be deemed waived by course of conduct, including the act of closing, unless such waiver is made in a writing signed by Lender stating that it is intended specifically to modify this Agreement, nor shall any course of conduct operate or be construed as a waiver of any subsequent breach of this Agreement, whether of a similar or dissimilar nature.

         6.4 Entire Agreement. This Agreement and the Borrower Related Agreements supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto (or by any director, officer, agent or other representative of such parties) relating to the matters contemplated hereby or thereby. This Agreement and the Borrower Related Agreements constitute the entire agreement by and among the parties hereto and thereto and there are no agreements or commitments except as expressly set forth herein or therein. No party hereto has executed this Agreement in reliance upon any representations, warranties, covenants or agreements not expressly included herein or therein

         6.5 Further Assurances. Each of the parties hereto agrees to execute all further documents and instruments and to take or cause to be taken all reasonable actions that are necessary or appropriate to complete the transactions contemplated by this Agreement and the Borrower Related Agreements.

         6.6 Notices. All notices, demands, requests and other communications hereunder shall be in writing and shall be delivered by hand, or sent by certified or registered United States mail, postage prepaid and return receipt requested, or by prepaid nationally recognized overnight express service or by fax. Notices shall be sent to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

         If to Borrowers:           3800 Howard Hughes Parkway, Suite 860
                                    Las Vegas, Nevada 89109

         If to Lender:              3800 Howard Hughes Parkway, Suite 860
                                    Las Vegas, Nevada 89109

All such notices shall be deemed to have been received on the date of delivery if delivered by hand or by confirmed fax, one day after the date of mailing if given by overnight express service, and four days after the date of mailing if given by certified or registered U.S. mail.

         6.7 Amendments, Supplements, etc. This Agreement may be amended or modified only by a written instrument executed by all parties hereto that states specifically that it is intended to amend or modify this Agreement.

         6.8 Severability. In the event that any provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically, as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible but still be legal, valid and enforceable.

         6.9 Applicable Law and Jurisdiction. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the state of Nevada, without giving effect to the principles of conflicts of law thereof.

         6.10 Titles and Headings. Titles and headings to sections hereof are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

         6.11 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of the executed signature pages by facsimile transmission shall constitute effective and binding execution and delivery of this Agreement.

         6.12 No Third-Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         6.13 Relationship of the Parties. Nothing in this Agreement or the Related Agreements shall be construed to create a joint venture, partnership or any other similar arrangement between or among the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             LENDER:

                                             SCRS Investors, LLC


                                             By:  /s/ James W. Scott
                                                 -------------------------------
                                                 Name: James W. Scott
                                                 Title: Managing Member

                                             BORROWERS:

                                             Mid-Power Service Corporation


                                             By:  /s/ James W. Scott
                                                 -------------------------------
                                                 Name: James W. Scott
                                                 Title: President
Scrs.loan.agrmt.050902.2

STATE OF NEVADA                     )
                                    :  ss.
COUNTY OF CLARK                     )

         I, a notary of said county and state, do certify that James W. Scott, who signed the instrument above bearing the date of May 9, 2002, on behalf of Mid-Power Service Corporation, a Nevada corporation, has this day in my said county, before me, acknowledged the said instrument to be the act and deed of said company.

         IN WITNESS WHEREOF, I have hereunder set my hand and official seal in the City of Las Vegas, County of Clark, State of Nevada, this 25th day of June, 2002.

                                                 /s/ Susana D. McGee
                                                -------------------------------
                                                Notary Public

Printed Name: Susana D. McGee
Address of Notary Public:
3800 Howard Hughes Pkway
Ste 860
Las Vegas, NV 89109
My Commission Expires: Nov. 15, 2005


                                                Mid-Power Resource Corporation


                                                By: /s/ James W. Scott
                                                    ----------------------------
                                                    Name:  James W. Scott
                                                    Title: President

STATE OF NEVADA                     )
                                    :  ss.
COUNTY OF CLARK                     )

         I, a notary of said county and state, do certify that James W. Scott, who signed the instrument above bearing the date of May 9, 2002, on behalf of Mid-Power Resource Corporation, a Nevada corporation, has this day in my said county, before me, acknowledged the said instrument to be the act and deed of said company.

         IN WITNESS WHEREOF, I have hereunder set my hand and official seal in the City of Las Vegas, County of Clark, State of Nevada, this 25th day of June, 2002.

                                                 /s/ Susana D. McGee
                                                -------------------------------
                                                Notary Public

Printed Name: Susana D. McGee
Address of Notary Public:
3800 Howard Hughes Pkway
Ste 860
Las Vegas, NV 89109
My Commission Expires: Nov. 15, 2005